                                                                    Exhibit 10.2

                         AMENDED EMPLOYMENT AGREEMENT
                         ----------------------------

     THIS AMENDED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 31st day of July, 2001 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and ERIC L. DOGGETT (the "Executive").

                             Statement of Purpose
                             --------------------

The Corporation desires to continue to retain the services of the Executive, and the Executive desires to continue to provide services to the Corporation, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the terms and provisions of this Agreement, the parties hereto agree as follows:

     1.   Employment and Duties.
          ---------------------

     (a)  Employment. The Corporation hereby employs the Executive, and the
          ----------
Executive hereby agrees to serve, as the President and Chief Executive Officer of the Corporation pursuant to the terms of this Agreement.

     (b)  Duties. The Executive shall have the duties and authority and exercise
          ------
such powers as are customary for his office and such other duties commensurate with his position as may from time to time be reasonably requested of him by the Board of Directors of the Corporation (the "Board") or vested in him by the bylaws of the Corporation. The Executive shall report to the Board, any applicable Committee of the Board and the Chairman of the Board. During the Term, the Executive shall:

          (1) devote substantially all of his business time, attention and abilities to the businesses of the Corporation (including its subsidiaries or affiliates, when so required), provided, that the Executive may engage
                                       --------
     in personal investment, charitable or community activities and, with the consent of the Board (which will not unreasonably be withheld) serve on the boards of directors of for-profit entities so long as such activities do not materially interfere with the performance of the Executive's duties hereunder;

          (2) faithfully serve the Corporation and use his best efforts to promote and develop the interests of the Corporation; and

          (3) not acquire, directly or indirectly, any interest in any firm, partnership, association or corporation, the business operations of which may in any material manner, directly or indirectly, compete with the trade or businesses conducted by the Corporation or any of its subsidiaries, or affiliates, provided that (i) the Executive may beneficially own, directly
                 --------
     or indirectly, or exercise control or direction over, the voting securities or publicly traded debt of a publicly traded company which is engaged in any of the foregoing trade or businesses, on the condition that the percentage of such securities owned, controlled or directed by the Executive shall not exceed 5% of the voting

                                                                    Exhibit 10.2

     securities or 5% of the principal amount of publicly traded debt (as the case may be) of the publicly traded company and (ii) the Executive may own less than 5% of investment partnerships or similar entities so long as they are blind pools.

     2.   Term of Employment.
          ------------------

     (a)  Term. The initial term of the Executive's employment hereunder shall
          ----
be for a period of one year, commencing as of the date of this Agreement. The term of the Executive's employment hereunder shall be automatically renewed for successive one-year renewal terms thereafter unless written notice is given by either party to the other party not later than 30 days prior to the expiration of the initial term or any renewal term. The initial term and each renewal term are referred to collectively in this Agreement as the "Term."

     (b)  Earlier Termination. Notwithstanding the provisions of Paragraph 2(a)
          -------------------
above, the Executive's employment hereunder may be terminated prior to the expiration of the Term as follows:

          (1) The Corporation may terminate the Executive's employment hereunder for "Cause" (as defined in Paragraph 2(c) below), provided that the Corporation complies with the provisions of Paragraph 3(a)(1) below;

          (2) The Corporation may terminate the Executive's employment hereunder upon the Executive's "Total and Permanent Disability" (as defined in Paragraph 2(d) below), provided that the Corporation complies with the provisions of Paragraphs 3(a)(1), 3(a)(2), 3(b) and 3(c) below;

          (3) The Executive may terminate his employment hereunder for "Good Reason" (as defined in Paragraph 2(e) below) or without Good Reason on 30 days prior notice at any time after the first anniversary of the date of this Agreement;

          (4) The Executive's employment hereunder shall terminate automatically upon his death;

          (5) The Corporation may terminate the Executive's employment hereunder at any time without "Cause" (as defined in Paragraph 2(c) below), provided that the Corporation complies with the provisions of Paragraphs 3(a)(1), 3(a)(2), 3(a)(3) (if applicable), 3(a)(4) (if applicable), 3(b)
     and 3(c) below.

     (c)  Definition of "Cause". As used herein, "Cause" shall mean the
          --------------------
occurrence of any of the following:

          (1) acts of dishonesty or fraud on the part of the Executive with regard to the Corporation which are intended to result in his substantial personal enrichment at the expense of the Corporation or its affiliates, provided, however, that this Paragraph 2(c)(1) shall not apply to good
     --------  -------
     faith disputes over the Executive's expense reimbursements;

                                                                    Exhibit 10.2

          (2) the conviction after the exhaustion of all appeals by the Executive of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony; or
     ---------------

          (3) the failure of the Executive to comply with Paragraph 5 below or any other material violation of the Executive's responsibilities as set forth herein which are willful and deliberate; provided, however, that
                                                    --------  -------
     prior to the determination by the Board that "Cause" under this Paragraph 2(c)(3) has occurred, the Board shall (A) provide to the Executive in writing, in reasonable detail, the reasons for the Board's determination that such "Cause" exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard at the Board meeting where the final decision to terminate the Executive's employment hereunder for such "Cause" is to be considered, and
     (D) make any decision that such "Cause" exists in good faith.

     (d)  Definition of "Total and Permanent Disability." The Executive shall be
          ---------------------------------------------
considered to have a "Total and Permanent Disability" if he is unable to perform, in all material respects, his duties because of illness or injury for six consecutive months. The Corporation may terminate the Executive for Total and Permanent Disability only by written notice given after the end of such six-month period while the Executive continues to have a Total and Permanent Disability.

     (e)  Definition of "Good Reason." As used herein, "Good Reason" shall mean
          ----------------------------
the occurrence of any of the following:

          (1) except where such failure or change is specifically approved by the Executive in writing, failure to elect or reelect or to appoint or reappoint the Executive to the offices of President and Chief Executive Officer of the Corporation, or any other material diminution by the Corporation of the Executive's functions, authority, duties or responsibilities; provided, however, that the Executive must first (i)
                       --------  -------
     provide the Board with written notice specifying the particular failure of the Corporation under this Paragraph 2(e)(1) and (ii) allow the Board 10 days from receipt of notice to cure such failure;

          (2)  the liquidation or dissolution of the Corporation;

          (3) any failure by the Corporation to pay to the Executive the Base Salary or other compensation and benefits provided for herein; provided,
                                                                    --------
     however, that the Executive must first (i) provide the Board with written
     -------
     notice specifying the particular failure of the Corporation under this Paragraph 2(e)(3) and (ii) allow the Board 15 days from receipt of notice to cure such failure;

          (4) any other material breach of this Agreement by the Corporation; provided, however, that the Executive must first (i) provide the Board with
     --------  -------
     written notice specifying the particular failure of the Corporation under this Paragraph 2(e)(4) and (ii) allow the Board 30 days from receipt of notice to cure such failure;

                                                                    Exhibit 10.2

          (5)  any "Change in Control," which shall mean any of the following:

               (A) the acquisition, directly or indirectly after the date of this Agreement, in one or a series of transactions, of 25% or more of the Corporation's voting common stock by any "person" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (including any amounts owned as of the date hereof);

               (B) the consummation of a merger, consolidation, share exchange or similar transaction of the Corporation with any other corporation, entity or group, as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation and Paragraph 2(e)(5)(A) above is not violated;

               (C) the consummation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of all or substantially all the assets of the Corporation;

               (D) a material change in the composition or character of the Board as follows: (i) whether in one or more actions or elections, the replacement of a majority of directors on the effective date of this Agreement by directors opposed by the Executive and a majority of the members of the Executive Committee of the Board (or, in the absence of the existence of an Executive Committee, a majority of the members of the Board) or (ii) at any meeting or aggregate series of meetings of the Corporation's shareholders, the election of a majority of directors standing for election who are opposed by the Executive and a majority of the members of the Executive Committee of the Board (or, in the absence of the existence of an Executive Committee, a majority of the members of the Board).

          (6) Any change in the principal office of the Corporation to a location which is more than 30 miles from its current principal office at 11360 Lakefield Drive, Duluth, Georgia 30097.

     3.   Payments to the Executive Upon Termination of Employment.
          --------------------------------------------------------

     (a)  Compensation. In the event that the Executive's employment with the
          ------------
Corporation is terminated, whether upon the expiration of the Term as a result of a notice of nonrenewal or upon the earlier termination of the Term as provided in Paragraph 2(b) above, then the Corporation shall pay to the Executive the following amounts on the date of such termination and shall provide to the Executive the following benefits, as applicable:

          (1) In the event that the Executive's employment hereunder is terminated for any reason whatsoever, the Corporation shall pay to the Executive an amount equal to the sum of (i) his accrued but unpaid Base Salary, plus (ii) his accrued but unpaid vacation pay, plus (iii) any
             ----                                           ----
     earned but unpaid bonus for any completed prior fiscal year, plus (iv)
                                                                  ----

                                                                    Exhibit 10.2

     any other compensation payments or benefits which have accrued and are payable in connection with such termination under any prior plan, program or practice.

          (2) In the event that the Executive's employment hereunder is terminated (i) by the Corporation because of the Executive's "Total and Permanent Disability" pursuant to Paragraph 2(b)(2) above, (ii) because of the Executive's death pursuant to Paragraph 2(b)(4) above, (iii) by the Executive for "Good Reason" pursuant to Paragraph 2(b)(3) above or (iv) by the Corporation pursuant to Paragraph 2(b)(5) above, then and in any such event, the Corporation shall pay to the Executive, in addition to the payments described in Paragraph 3(a)(1), a pro rata share of the Projected Bonus for the fiscal year of the Corporation in which such termination occurs. The "Projected Bonus" shall mean the Executive's bonus under the Glenayre Incentive Plan described in Paragraph 4(b) below for the applicable fiscal year of the Corporation, calculated, for purposes of determining whether the targets contained therein have been met, under the assumption that the results of operations and financial condition of the Corporation (or any applicable subsidiary) as of the Executive's termination date shall continue on the same basis through the end of such fiscal year.

          (3) In the event that the Executive's employment hereunder is terminated (i) by the Corporation without "Cause" pursuant to Paragraph 2(b)(5) above (except in the event of a "Change in Control") or (ii) by the Executive for "Good Reason" (except in the event of a "Change in Control") pursuant to Paragraph 2(b)(3) above, then and in any such event, the Corporation shall pay to the Executive, in addition to the payments described in Paragraphs 3(a)(1) and 3(a)(2), an amount equal to 50% of the annual rate of Base Salary being paid to the Executive at the time of such termination.

          (4) In the event that the Executive's employment hereunder is terminated (i) by the Executive for "Good Reason" because of a "Change in Control" pursuant to Paragraph 2(b)(3) above, (ii) by the Corporation under Paragraph 2(b)(5) above following a "Change in Control" or (iii) by the Corporation under Paragraph 2(b)(5) in Contemplation of a Change in Control or the Executive for "Good Reason" in Contemplation of a Change in Control, then the Corporation shall pay to the Executive, in addition to the payments described in Paragraphs 3(a)(1) and 3(a)(2), an amount equal to two and one-half times the annual rate of Base Salary being paid to the Executive at the time of such termination (or if the Executive's Base Salary was then greater, on the date immediately preceding the date of the Change in Control). For this purpose, "Contemplation of a Change in Control" shall mean that the Corporation has received an offer, or is engaging in other formal discussions, with respect to events which subsequently result in a Change in Control.

          (5) In the event that the Executive's employment hereunder is terminated for any reason whatsoever, except by the Corporation for Cause or by the Executive without Good Reason, then the Corporation shall provide to the Executive the relocation benefits described in the Corporation's Relocation Policy (a copy of which is attached hereto as Exhibit B) in connection with a relocation from the Duluth, Georgia area to North Carolina.

                                                                    Exhibit 10.2

     (b)  Stock Options. The Executive has been awarded options to purchase
          -------------
shares of the Corporation's common stock under the Glenayre Technologies, Inc. 1996 Incentive Stock Plan and may in the future be awarded additional options to purchase shares of the Corporation's or a successor corporation's common stock under the Glenayre Technologies, Inc. 1996 Incentive Stock Plan or other option plans (collectively, the "Options"), such Options having been granted, or to be granted, for the number of shares and at a price per share specified in the agreements between the Corporation (or a successor corporation) and the Executive granted the Options. Notwithstanding any terms to the contrary contained in such stock option agreements, upon the Executive's termination of employment for any reason other than "Cause" (as that term is defined in Paragraph 2(c) above) or his resignation without Good Reason other than at the end of a Term, (i) all Options shall become fully vested in the Executive and
(ii) all Options shall become immediately exercisable and shall remain exercisable for a period of 12 months following the date of the Executive's termination of employment.

     (c)  Welfare Benefits. In the event that the Executive's employment
          ----------------
hereunder is terminated (i) by the Corporation because of the Executive's "Total and Permanent Disability" pursuant to Paragraph 2(b)(2) above, (ii) because of the Executive's death pursuant to Paragraph 2(b)(4) above, (iii) by the Executive for "Good Reason" pursuant to Paragraph 2(b)(3) above, (iv) by the Corporation under Paragraph 2(b)(5) above or (v) upon expiration of the Term (unless the Executive refused to negotiate with the Corporation for an employment agreement with terms substantially similar to this Agreement), then and in any such event, the Corporation shall provide medical and dental benefits to the Executive (and the Executive's dependents) for a period of 12 months following such termination of employment at the Corporation's full expense and at the same levels of coverage as such benefits are provided to active employees of the Corporation. The Executive's right to continued medical and dental coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall begin at the expiration of the one year period described in this Paragraph 3(c).

     4.   Compensation and Benefits.  Subject to the terms of this Agreement and
          -------------------------
until the termination of the Term as provided in Paragraph 2 above, the Corporation shall pay compensation and provide benefits to the Executive as follows:

     (a)  Base Salary. The Corporation shall pay to the Executive an initial
          -----------
salary of $300,000 per annum. Such base salary, as increased from time to time, is referred to herein as the "Base Salary." The Base Salary shall be payable in approximately equal monthly installments on the last business day of each month, or in such other installments and at such other times as the parties hereto may mutually agree upon. The Base Salary may be increased (but not decreased) from time to time as determined by the Board or its Compensation Committee in its absolute discretion.

     (b)  Glenayre Incentive Plan. The Executive shall participate at a 75%
          -----------------------
level in the Glenayre Incentive Plan, as in effect from time to time (the "Incentive Plan"). The Executive's level of participation in the Incentive Plan may be increased (but not decreased) from time to time as determined by the Board or its Compensation Committee in its absolute discretion.

                                                                    Exhibit 10.2

     (c)  401(k) Plan. During the Term, the Executive shall be eligible to
          -----------
participate in the Corporation's 401(k) voluntary deferred compensation program (the "401(k) Plan") up to the maximum amount permitted by the terms of the 401(k) Plan, and the Corporation agrees to match the amounts of compensation deferred up to the maximum amount permitted under the provisions of the 401(k) Plan.

     (d)  Automobile or Automobile Allowance. The Corporation shall pay an
          -----------------------------------
automobile allowance of $900 per month to the Executive.

     (e)  Vacation and Holidays. The Executive shall be entitled to take four
          ---------------------
weeks of vacation (or, if more, the vacation provided under the Corporation's standard vacation policy for senior executives) in each successive 12-month period during the Term at such times as shall be mutually convenient to the Executive and the Corporation. The Executive shall be entitled to all paid holidays in accordance with the Corporation's policies.

     (f)  Other Benefits. In addition to participation in all of the
          --------------
compensation and incentive programs as described in this Agreement, the Executive shall be entitled to participate in all bonus, compensation, savings, stock option, and other incentive plans and programs and in all qualified and non-qualified retirement plans, life, medical/dental insurance plans and short- and long-term disability insurance plans of the Corporation, generally available to senior executives of the Corporation at a level commensurate with his position, subject to the eligibility requirements of the respective plan or program.

     (g)  Reimbursement of Expenses. In addition to automobile expenses, the
          -------------------------
Corporation shall reimburse the Executive for all reasonable expenses incurred personally by him in performing his duties, including travel and entertainment.

     (h)  Bridge Loan. The Executive intends to purchase, as his principal
          -----------
residence, a home in the Duluth, Georgia area (the "Residence"). In order to assist in the financing of the Residence, the Corporation agrees to lend to the Executive, on the date the Residence is purchased, the sum of $350,000 (the "Loan"). The Loan shall be evidenced by the Executive's promissory note (in form and substance satisfactory to the Corporation) and will be on the following terms and conditions:

          (1) The Loan shall be secured by a first priority mortgage on the Residence, such mortgage to be evidenced by an instrument in form and content satisfactory to the Corporation and to be recorded with the appropriate public registry.

          (2)  The Loan shall bear interest at 6.75% per annum.

          (3) The Loan shall be repayable by the Executive in 11 equal consecutive monthly payments of principal and interest, each monthly payment to be an amount equal to 10% of the amount of the Base Salary paid to the Executive each month ($2,500 initially, but to be adjusted proportionately to any increases in the Base Salary), with all of the remaining principal balance and all accrued but unpaid interest being due and

                                                                    Exhibit 10.2

     payable in one lump sum payment on the first anniversary of the Loan, provided that the Loan is subject to the prepayment requirement described in Paragraph 4(h)(4) below.

          (4) The following shall be applied as a mandatory prepayment (up to the remaining principal balance and accrued but unpaid interest) of the
     Loan:

               (i) 100% of any payments made to the Executive under the Glenayre Incentive Plan or any other bonus plan of the Corporation;

               (ii) 100% of any severance payments made to the Executive under Paragraph 3(a)(3) or 3(a)(4) above; and

               (iii) 100% of any insurance proceeds received by the Executive as a result of any loss or damage to the Residence.

     All prepayments shall be applied first to all accrued but unpaid interest and then to principal.

     In addition, all of the remaining balance and all accrued but unpaid interest on the Loan shall be immediately due and payable to the Corporation (A) within 90 days after the termination of Executive's employment with the Corporation for any reason or (B) on the date the Residence is sold.

     5.   Location of Office and Principal Residence. The Executive's principal
          ------------------------------------------
place of employment shall be in Duluth, Georgia. The Executive agrees to relocate his principal residence to the Duluth, Georgia area no later than 60 days after the date of this Agreement and to maintain his principal residence in such area for the remainder of the Term.

     6.   Confidential Information.
          ------------------------

     (a)  Covenant. The Executive shall not divulge, during the Term or at any
          --------
time thereafter, to any person not employed by the Corporation or its subsidiaries or affiliates or otherwise engaged to render services to the Corporation, its subsidiaries or affiliates, any material Confidential Information except, during the Term only, as he in good faith believes desirable and in the best interest of the Corporation.

     (b)  Definition of "Confidential Information." As used herein,
          -----------------------------------------
"Confidential Information" means:

          (1) except to the extent generally known in the industry, the name, address or requirements of any customer of the Corporation; or

          (2) any other secret or confidential information relating to any activity, invention or discovery of the Corporation not already in the public domain that the Executive has or shall have acquired during his employment by the Corporation or its subsidiaries or affiliates,

                                                                    Exhibit 10.2

Provided, however, that this provision shall not preclude the Executive from
--------  -------
disclosing such Confidential Information as may be required by any applicable law, regulation or directive or any governmental agency, court or other authority having jurisdiction in the matter, or in the proper course of conduct of the Corporation's business. In the event that any person seeks legally to compel the Executive to disclose Confidential Information, the Executive shall promptly provide the Corporation with notice so that the Corporation may have opportunity to seek a protective order or other appropriate remedy.

     7.   Indemnification. The Corporation agrees (i) to indemnify, defend and
          ---------------
hold harmless the Executive from and against any and all liabilities to which he may be subject as a result of his employment hereunder (as a result of his service as an officer or director of the Corporation or as an officer or director of any of the Corporation's subsidiaries or affiliates) to the fullest extent permitted by law, and (ii) to indemnify the Executive for all costs, including attorney's fees and other professional fees and disbursements, of (A) any legal action brought or threatened against him as a result of such employment, or (B) any legal action in which the Executive is compelled to give testimony as a result of his employment hereunder, to the fullest extent permitted by, and subject to the limitations of, the laws of the State of Delaware.

     8.   Reimbursement of Legal and Related Expenses. In the event that any
          -------------------------------------------
dispute shall arise between the Executive and the Corporation relating to his rights under this Agreement, any other agreement between the Corporation and the Executive, under any plan or program of the Corporation or with regard to his employment with the Corporation or its termination, and the Executive has been substantially successful in his claim, then the reasonable legal fees and disbursements of the Executive in connection with such dispute shall be paid by the Corporation. The Corporation shall pay the Executive's reasonable legal fees in connection with entering into this Agreement.

     9.   Assignment. The Executive may not assign this Agreement or any of his
          ----------
rights, benefits, obligations or duties hereunder to any other person, firm, corporation or other entity. The Corporation may not assign this Agreement except with all or substantially all of its assets and then only if the assignees promptly deliver to Executive an assumption of this Agreement in a form reasonably acceptable to Executive.

     10.  Excise Tax Gross-Up. The Executive shall be entitled to a gross-up of
          -------------------
any excise tax payable pursuant to Internal Revenue Code Section 280G in accordance with Exhibit A hereto.

     11.  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the fourth business day after being placed in the United States mail by certified mail, return receipt requested, postage prepaid, addressed to the parties hereto as follows (provided that notice of change of address shall be deemed given only when actually received):

     As to the Corporation:   Glenayre Technologies, Inc.
                              11360 Lakefield Drive

                                                                    Exhibit 10.2

                              Duluth, Georgia 30097
                              Attention: Chairman of the Board

     As to the Executive:     Eric L. Doggett
                              c/o Glenayre Technologies, Inc.
                              11360 Lakefield Drive
                              Duluth, Georgia 30097

The address of any of the parties may be changed from time to time by such party serving notice upon the other parties.

     12.  Law Applicable. This Agreement is made and executed with the intention
          --------------
that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

     13.  Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the Corporation, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs and personal representatives.

     14.  Entire Agreement; Modification. This Agreement constitutes the entire
          ------------------------------
agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof, including without limitation the Employment Agreement between the Corporation and the Executive dated as of June 18, 1999 (the "Old Employment Agreement"). This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

     15.  Severability. Should any provision of this Agreement or any part
          ------------
thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement and shall not have any effect on or impair the obligation of the Corporation or the Executive.

     16.  Acknowledgments. The Executive acknowledges and agrees that no event
          ---------------
constituting "Good Reason" under the Old Employment Agreement or this Agreement has occurred, or that if such an event has occurred the Executive hereby irrevocably waives any rights he may have with respect to such occurrence, including without limitation (i) the relocation of the Corporation's corporate headquarters (and the Executive's principal place of employment) to Duluth, Georgia, (ii) the changes in the Executive's responsibilities as a result of the current management responsibilities being undertaken by the Chairman of the Board and the Vice Chairman of the Board of the Corporation and (iii) any changes in the Executive's employment arrangement effected through this Agreement. The Corporation acknowledges and agrees that no event constituting "Cause" under Paragraph 2(c)(2) or (3) of the Old Employment Agreement or this Agreement has occurred, or if such event has occurred the Corporation hereby irrevocably waives any rights it may have with respect with such occurrence. In addition, the

                                                                    Exhibit 10.2

Corporation acknowledges and agrees that, to its knowledge, no event constituting "Cause" under Paragraph 2(c)(1) of the Old Employment Agreement or this Agreement has occurred.

     17.  Execution. This Agreement is hereby executed in multiple counterparts,
          ---------
each of which shall be deemed an original hereof.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set his hand and seal, all as of the day and year first above written.

                                        GLENAYRE TECHNOLOGIES, INC.

[CORPORATE SEAL]
                                        By______________________________________
ATTEST:                                           Chairman of the Board

_______________________________
Secretary

                                        __________________________________(SEAL)
                                        Eric L.  Doggett

                                                                    Exhibit 10.2

                                   Exhibit A
                                   ---------
                              Parachute Gross Up
                              ------------------


          (a) In the event that the Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the "nature of compensation" (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Internal Revenue of 1986, as amended (the "Code") or any person affiliated with the Corporation or such person) as a result of such change in ownership or effective control (collectively the "Corporation Payments"), and such Corporation Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority), the Corporation shall pay to the Executive at the time specified in subsection (d) below an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Corporation Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Corporation Payments, shall be equal to the Corporation Payments.

          (b) For purposes of determining whether any of the Corporation Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Corporation's independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the "Accountants"), such Total Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

          (c) For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence for the calendar year in which the Corporation Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Corporation, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable

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

                                                                    Exhibit 10.2

to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Corporation has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Corporation shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Corporation shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Executive's claim for refund or credit is denied.

          In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Corporation shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

          (d) The Gross-up Payment or portion thereof provided for in subsection
(c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Corporation shall pay to the Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection
(c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to the Executive, payable on the fifth day after demand by the Corporation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Corporation to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Corporation shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Corporation to accompany the Executive, and the Executive and the Executive's representative shall cooperate with the Corporation and its representative.

                                                                    Exhibit 10.2

          (f) The Corporation shall be responsible for all charges of the Accountant.

          (g) The Corporation and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Exhibit A.

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